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                                                                    EXHIBIT 4.17

                                   FORM OF
                          CERTIFICATE OF DESIGNATIONS
                           OF RIGHTS AND PREFERENCES
                                     OF THE
                         % CUMULATIVE PREFERRED STOCK
                     ----
                           PAR VALUE $1.00 PER SHARE
                                       OF
                      GREAT WESTERN FINANCIAL CORPORATION

                      -----------------------------------

                       Pursuant to Section 151(g) of the
                            General Corporation Law
                            of the State of Delaware
                      -----------------------------------



    GREAT WESTERN FINANCIAL CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

    DOES HEREBY CERTIFY:

    FIRST: The Restated Certificate of Incorporation of the Corporation authorizes the issuance of 10,000,000 shares of preferred stock, par value $1.00 per share, of the Corporation ("Preferred Stock") in one or more series, and authorizes the Board of Directors to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and privileges and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

    SECOND:  The Board of Directors of the Corporation, at a meeting duly held
and called on          , 1995, authorized, among other things, the Securities
              ---------
Committee of the Board of Directors (the "Committee") to authorize the issuance of shares of Preferred Stock of the Corporation upon the conversion of a series of the Debt Securities of the Corporation.

    THIRD:  The Committee, by unanimous written consent in lieu of a meeting
dated                , 1995, did duly adopt the following resolutions providing
      ---------------
for the designation, powers, preferences and rights, and the qualifications,
limitations and/or restrictions thereof, of the    % Cumulative Preferred Stock,
                                                ---
$1.00 par value, of the Corporation.

    NOW, THEREFORE, BE IT RESOLVED, that the Committee, pursuant to authority vested in it by the Board of Directors and in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation, hereby approves the issuance of a series of Preferred Stock and hereby fixes the designation
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of such series and the powers, preferences, privileges, and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof in addition to those set forth in said Restated Certificate of Incorporation as follows:

    1.     Designation.  The designation of the series of Preferred Stock
           -----------
created by this resolution shall be     % Cumulative Preferred Stock, $1.00 par
                                    ----
value, of Great Western Financial Corporation (the "Corporation") (hereinafter referred to as "Cumulative Preferred Stock"), and the number of shares
constituting such series shall be [       ], which number may be increased (but
                                   -------
not above the total number of authorized but unissued shares of Preferred Stock of the Corporation) or decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors or any authorized committee thereof.

    2.   Dividend Rights.
         ---------------

    (a) The holders of shares of Cumulative Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds
legally available therefor, cash dividends, accruing from [                 ],
                                                           -----------------
at the annual rate of     % per annum, and no more, payable, when, as and if
                      ----
declared by the Board of Directors, quarterly on February 1, May 1, August 1 and November 1 of each year (each quarterly period ending on any such date
being hereinafter referred to as a "dividend period"), commencing [          ],
                                                                   ----------
at such annual rate. Each dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not exceeding 45 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Corporation. The date of initial issuance of shares of Cumulative Preferred Stock is hereinafter referred to as the "Issue Date". Dividends payable on the Cumulative Preferred Stock (i) for any period other than a full dividend period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and (ii) for each full dividend period, shall be computed by dividing the annual dividend rate by four.

    (b) Dividends on shares of Cumulative Preferred Stock shall be cumulative from the Issue Date whether or not there shall be funds legally available for the payment thereof. If there shall be outstanding shares of any other series of Preferred Stock ranking on a parity with the Cumulative Preferred Stock as to dividends, no full dividends shall be declared or paid or set apart for payment on any such other series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Cumulative Preferred Stock for all dividend periods terminating on or prior to the date of payment of such dividends. If dividends on the

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Cumulative Preferred Stock and on any other series of Preferred Stock ranking on a parity as to dividends with the Cumulative Preferred Stock are in arrears, in making any dividend payment on account of such arrears, the Corporation shall make payments ratably upon all outstanding shares of the Cumulative Preferred Stock and shares of such other series of Preferred Stock in proportion to the respective amounts of dividends in arrears on the Cumulative Preferred Stock and on such other series of Preferred Stock to the date of such dividend payment. Holders of shares of the Cumulative Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on such shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

    (c) Unless full cumulative dividends on all outstanding shares of the Cumulative Preferred Stock shall have been paid or declared and set aside for payment for all past dividend periods and the Corporation is not in default or in arrears in respect to the optional redemption of any shares of Cumulative Preferred Stock, no dividend shall be declared upon the Common Stock or upon any other stock ranking junior to the Cumulative Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation (the Common Stock and any other such stock being herein referred to as "Junior Stock"), nor shall the Corporation make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for any shares of Junior Stock or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock which is neither convertible into, nor exchangeable or exercisable for, any securities of the Corporation other than Junior Stock and other than the redemption of Rights (the "Rights") distributed pursuant to a Rights Agreement, dated as of June 24, 1986, as amended, between the Corporation and Morgan Shareholder Services Trust Company (the "Rights Agreement").

    3.   Liquidation Preferences.
         -----------------------

    (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders an amount equal to $250 per share of Cumulative Preferred Stock plus an amount equal to any accrued and unpaid dividends thereon to and including the date of such distribution, and no more, before any distribution shall be made to the holders of Common Stock or any other class of stock of the Corporation ranking junior to the Cumulative Preferred Stock as to the distribution of assets upon any such liquidation, dissolution or winding up. After payment

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of such liquidating distributions, the holders of shares of Cumulative Preferred
Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

    (b) In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Cumulative Preferred Stock and any other shares of Preferred Stock ranking on a parity with the Cumulative Preferred Stock as to the distribution of assets upon any such liquidation, dissolution or winding up, the holders of Cumulative Preferred Stock and the holders of such other Preferred Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.

    (c) The merger or consolidation of the Corporation into or with any other corporation, the merger or consolidation of any other corporation into or with the Corporation or the sale of the assets of the Corporation substantially as an entirety shall not be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

    4.   Redemption.
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    (a) The Corporation, at its option, may redeem any or all shares of
Cumulative Preferred Stock, at any time or from time to time, on or after
          , 2000, at a redemption price of $250.00 per share, plus an amount
----------
equal to accrued and unpaid dividends thereon to and including the date of redemption (the "Redemption Price"). In addition, during a period of 90 days after the occurrence of a Regulatory Redemption Event (as defined below), the Corporation may elect to redeem all shares of Cumulative Preferred Stock at the Redemption Price. Redemption of all shares of Cumulative Preferred Stock will require the prior consent of the Corporation's then banking supervisory authority if such consent is required by applicable law, regulation or interpretation then in effect in order for one hundred percent of the Cumulative Preferred Stock to constitute Tier 1 capital (as that concept is used in the regulations issued by the Board of Governors of the Federal Reserve System under
Section 5(b) of the Bank Holding Company Act of 1956, as amended, as of        ,
                                                                        -------
1995) or its then equivalent ("Tier 1 Capital"). "Regulatory Redemption Event" means that (i) a bank, savings and loan association, savings bank, or bank or savings and loan holding company (each a "Depository Institution") has issued or has been the sponsor of a trust or other entity that has issued securities that constitute Tier 1 Capital for such Depository Institution, and which securities, or the securities underlying such issued securities, are to be treated by such Depository Institution as indebtedness for U.S. federal income tax purposes, as evidenced by the disclosure document pursuant to which such securities were offered, and (ii) the Company has within 60 days of such issuance, received an opinion of independent counsel experienced in such matters that securities having substantially identical terms (except for rate, maturity and payment dates), if issued by the Company or by a Company sponsored trust or other entity, should constitute Tier 1 Capital for the Company if the securities issued by such Depositary Institution constituted Tier 1 Capital for such Depositary Institution and should be treated as indebtedness for U.S. federal income tax purposes.

    (b) If less than all the outstanding shares of Cumulative Preferred Stock are to be redeemed, the shares to be redeemed

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shall be selected pro rata (subject to rounding to avoid fractional shares) as nearly as practicable or by lot, or by such other method as the Board of Directors may determine to be equitable.

    (c) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of record of the shares of Cumulative Preferred Stock to be redeemed, at their respective addresses appearing on the stock books of the Corporation. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received. Such notice shall state: (i) the date fixed for redemption; (ii) the Redemption Price; (iii) the number of shares of Cumulative Preferred Stock to be redeemed and if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder; (iv) the place where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that after the close of business on such date fixed for redemption the shares to be redeemed shall not accrue dividends. If such notice is mailed as aforesaid, and if on or before the date fixed for redemption funds sufficient to redeem the shares called for redemption are set aside by the Corporation in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, from and after the related redemption date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue, and all rights of the holders of such shares as stockholders of the Corporation shall cease, except the right to receive the Redemption Price, without interest, upon surrender of the certificate representing such shares. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Corporation in such notice), the holders of record of such shares shall be entitled to receive the Redemption Price, without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

    (d) At the option of the Corporation, if notice of redemption is mailed as aforesaid, and if prior to the date fixed for redemption funds sufficient to pay in full the Redemption Price are deposited in trust, for the account of the holders of the shares to be redeemed, with a bank or trust company named in such notice doing business in the Borough of Manhattan, The City of New York, State of New York or The City of Los Angeles, State of California and having capital surplus and undivided profits of at least $50 million (which bank or

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trust company also may be the transfer agent and/or paying agent for the
Cumulative Preferred Stock), notwithstanding the fact that any certificate(s) for shares called for redemption shall not have been surrendered for cancellation, on and after such date of deposit the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, and all rights of the holders of such shares as stockholders of the Corporation shall cease, except the right of the holders thereof to receive out of the funds so deposited in trust the Redemption Price, without interest, upon surrender of the certificate(s) representing such shares. Any funds so deposited with such bank or trust company which shall remain unclaimed by the holders of shares called for redemption at the end of two years after the related redemption date shall be repaid to the Corporation, on demand, and thereafter the holder of any such shares shall look only to the Corporation for the payment, without interest thereon, of the Redemption Price.

    (e) Any provision of this Section 4 to the contrary notwithstanding, in the event that any quarterly dividend payable on the Cumulative Preferred Stock or any dividend on any other series of Preferred Stock of the Corporation ranking on a parity with the Cumulative Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation (the "Parity Preferred Stock") shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment, the Corporation shall not redeem any shares of Cumulative Preferred Stock or Parity Preferred Stock unless all outstanding shares of Cumulative Preferred Stock and Parity Preferred Stock are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Cumulative Preferred Stock or the Parity Preferred Stock except in accordance with a purchase or exchange offer made on the same terms to all holders of record of Cumulative Preferred Stock and Parity Preferred Stock for the purchase of all outstanding shares thereof.

    5.   Voting Rights.  Other than as required by applicable law, the
         -------------
Cumulative Preferred Stock shall not have any voting powers either general or special, except that:

         (a) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Cumulative Preferred Stock, and any one or more other series of Parity Preferred Stock which by its terms provides for similar voting rights (the "Other Preferred Stock") and is similarly affected, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Cumulative Preferred Stock and any such other series of Other Preferred Stock shall vote together as a separate and single class, shall be necessary for authorizing, effecting or

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validating the amendment, alteration or repeal of, or any other change in, any of the provisions of the Restated Certificate of Incorporation or of any amendment or supplement thereto (including any Certificate of Designations or any similar document relating to any series of Preferred Stock) of the Corporation, which would adversely affect the preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Cumulative Preferred Stock and any such other series of Other Preferred Stock.

         (b) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Cumulative Preferred Stock and any series of Other Preferred Stock of the Corporation at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Cumulative Preferred Stock and any such series of Other Preferred Stock of the Corporation shall vote together as a single class without regard to series, shall be necessary to create, authorize or issue, or reclassify any authorized stock of the Corporation into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, or increase the authorized amount of, any shares of any class of stock of the Corporation ranking prior to the Cumulative Preferred Stock and any series of Other Preferred Stock. Subject to the foregoing, the Corporation's Restated Certificate of Incorporation may be amended to increase the number of authorized shares of Preferred Stock without the vote of the holders of Preferred Stock, including the Cumulative Preferred Stock.

         (c) Whenever, at any time or times, dividends payable on the shares of Cumulative Preferred Stock shall be in arrears in an amount equal to at least six full quarterly dividends on shares of the Cumulative Preferred Stock at the time outstanding, the holders of the outstanding shares of Cumulative Preferred Stock shall have the exclusive right, voting separately as a class together with holders of shares of any one or more series of Other Preferred Stock to elect two directors of the Corporation at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders at which such directors or their successors are to be elected. At elections for such directors, each holder of Cumulative Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any series of Other Preferred Stock being entitled to such number of votes, if any, for each such share of Other Preferred Stock held as may be granted to them). Upon the vesting of such right of the holders of Cumulative Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of

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Cumulative Preferred Stock (either alone or together with the holders of shares of any series of Other Preferred Stock) as hereinafter set forth. The right of the holders of Cumulative Preferred Stock, voting separately as a class to elect (either alone or together with the holders of shares of any series of Other Preferred Stock) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on the Cumulative Preferred Stock shall have been paid in full or declared and set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

         (d) Each director elected by the holders of shares of Cumulative Preferred Stock (either alone or together with the holders of shares of any series of Other Preferred Stock) shall continue to serve as such director for the full term for which he or she shall have been elected, notwithstanding that prior to the end of such term all dividends on the Cumulative Preferred Stock shall have been paid in full. If the office of any director elected by the holders of Cumulative Preferred Stock voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, such vacancy shall be filled as provided in the Restated Certificate of Incorporation of the Corporation and the applicable provisions of the General Corporation Law of the State of Delaware. Whenever the term of office of the directors elected by the holders of the Cumulative Preferred Stock and the special voting powers vested in the holders of Cumulative Preferred Stock as provided in this subsection (d) shall have expired, the number of directors shall be such number as may be provided for in the Restated Certificate of Incorporation or the By-Laws, as amended, irrespective of any increase made pursuant to the provisions of this subsection (d).

    6.   Reacquired Shares.  Shares of Cumulative Preferred Stock redeemed or
         -----------------
otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

    7.   No Sinking Fund.  Shares of Cumulative Preferred Stock are not subject
         ---------------
to the operation of a sinking fund or other obligation of the Corporation to redeem or retire the Cumulative Preferred Stock.

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    8.   Rank.  The Cumulative Preferred Stock shall rank on a parity, both as
         ----
to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation, with
[                   ].  The Cumulative Preferred Stock shall rank prior, both as
 -------------------
to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation, to the Common Stock and the Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Corporation.

    FURTHER RESOLVED, that the Chairman of the Board, the Vice Chairman, the President, any Executive or Senior Vice President, or any Vice President are, and each of them is hereby, authorized and directed, in the name and on behalf of the Corporation, to execute and file a copy of this Certificate of Designations in accordance with the provisions of Sections 103 and 151(g) of the General Corporation Law of the State of Delaware.

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    IN WITNESS WHEREOF, GREAT WESTERN FINANCIAL CORPORATION, has caused this
Certificate of Designations to be signed by [              ], its          and
                                             --------------       --------
[              ], its                    , and its Corporate Seal to be
 --------------       -------------------
hereunder affixed this   th day of          ,     .
                       --          ---------  ----

                             GREAT WESTERN FINANCIAL CORPORATION

    [Seal]

                             By
                               ---------------------------------------



Attest:
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